Exhibit 5.1

April 21, 2023

Gamida Cell Ltd.

116 Huntington Avenue

Boston, MA

USA

Re: Gamida Cell Ltd.

Ladies and Gentlemen:

We have acted as Israeli counsel for Gamida Cell Ltd., an Israeli company (the “Company”), in connection with the issuance and sale (the “Offering”) of (a) 17,500,000 ordinary shares, par value NIS 0.01 per share of the Company (“Ordinary Shares”) and (b) warrants to purchase an aggregate of 17,500,000 Ordinary Shares, with an exercise price of $1.35 per share (the “Warrants”) under that certain Underwriting Agreement, dated April 19, 2023, by and among the Company and Piper Sandler & Co., as representative of the several underwriters named therein (the “Agreement”). The Ordinary Shares underlying the Warrants are referred herein as the “Warrant Shares”.

The Offering is being effected pursuant to the registration statement on Form F-3 (File No. 333-259472) (the “Registration Statement”), originally filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) on September 13, 2021, including the prospectus contained therein, as amended by the Post-Effective Amendment No. 1 to a Registration Statement to Form F-3 on Form S-3 filed with the SEC on March 25, 2022, and as supplemented by the prospectus supplement dated April 19, 2023 (the “Prospectus”), as filed by the Company with the SEC.

This opinion letter is rendered pursuant to Items 601(b)(5) and (b)(23) of Regulation S-K promulgated under the Securities Act.

In connection herewith, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statements; (ii) the Prospectus; (iii) the Agreement; (iv) the articles of association of the Company, as currently in effect; (v) resolutions of the board of directors (the “Board”) of the Company which have heretofore been approved and relate to the Registration Statement, the Prospectus and other actions to be taken in connection with the Offering; and (vi) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers of the Company as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. We have also made inquiries of such officers as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, confirmed as photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

We are admitted to practice law in the State of Israel and the opinion expressed herein is expressly limited to the laws of the State of Israel.

Based upon and subject to the foregoing, we are of the opinion that (i) upon payment to the Company of the consideration per Ordinary Share in such amount and form as has been determined by the Board, the Ordinary Shares, when issued and sold in the Offering as described in the Registration Statement and Prospectus, will be duly authorized, validly issued, fully paid and non-assessable and (ii) the Warrant Shares, when issued and sold by the Company and delivered by the Company against receipt of the exercise price therefor as shall be determined by the Board, in accordance with and in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement (as an exhibit to a Current Report Form 8-K that is incorporated by reference in the Registration Statement) and to the reference to our firm appearing under the caption “Legal Matters” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the SEC promulgated thereunder or Item 509 of the SEC’s Regulation S-K under the Securities Act.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the date of the Prospectus that may alter, affect or modify the opinions expressed herein.

Very truly yours,

/s/ Meitar | Law Offices
Meitar | Law Offices